Palo Alto, California 94304-1050 : 650.493.9300 f: 650.493.6811
Exhibit 23.1 Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 650.493.6811

October 21,  2022

Silk Road Medical, Inc.
1213 Innsbruck Dr.,
Sunnyvale, CA 94089

Ladies and Gentlemen:

We have acted as counsel to Silk Road Medical, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 5, 2020 of a registration statement on Form S-3 (File No. 333-238007) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”); the prospectus contained within the Registration Statement (the “Prospectus”); and the prospectus supplement to the Registration Statement dated October 18,  2022 (the “Prospectus Supplement”) filed with the Commission. The Prospectus Supplement relates to the offering by the Company of up to 2,674,419 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), covered by the Registration Statement. The Shares include an option granted to the underwriters of the offering to purchase up to an additional 348,837 shares of Common Stock.

The offering and sale of the Shares are being made pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated as of October 18, 2022,  by and among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”).

We have examined copies of the Underwriting Agreement, the Registration Statement, the base prospectus that forms a part thereof and the prospectus supplement thereto related to the offering of the Shares. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

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October 21,  2022

We express no opinion herein as to the laws of any state or jurisdiction, other than the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (the “DGCL”), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction.

We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about October 21, 2022,  for incorporation by reference into the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the Prospectus, Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/S/ WILSON SONSINI GOODRICH & ROSATI, P.C. WILSON SONSINI GOODRICH & ROSATI
Professional Corporation